Exhibit 99.1

SBA Communications Corporation Reports 2nd Quarter Results; Updates 2004 Guidance

BOCA RATON, Fla., July 29 /PRNewswire-FirstCall/ — SBA Communications Corporation (Nasdaq: SBAC - News; “SBA” or the “Company”) today reported results for the second quarter ended June 30, 2004. Highlights of the results include:

— Year over Year:

        Site leasing revenue growth of 11.8%.

        Tower cash flow growth of 17.6%.

        Loss from continuing operations reduced by 49.9%.

        Adjusted EBITDA growth of 23.1%.

•	Net debt/Annualized Adjusted EBITDA leverage ratio reduced 1.6x from Q1 2004.

Operating Results

Total revenues in the second quarter of 2004 were $56.3 million, compared to $46.0 million in the year earlier period. Site leasing revenue of $35.5 million and site leasing gross profit (tower cash flow) of $24.8 million were up 11.8% and 17.6%, respectively, over the year earlier period. Same tower revenue and site leasing gross profit growth on the 3,039 towers owned at June 30, 2003 and 2004 were 10% and 16%, respectively. Site leasing gross profit margin in the second quarter was 70.0%, a 340 basis point improvement over the year earlier period. Site leasing contributed 93.6% of the Company’s gross profit in the second quarter of 2004.

Site development revenues were $20.9 million compared to $14.3 million in the year earlier period. Site development gross profit margin was 8.1% in the second quarter, compared to 9.0% in the year earlier period. As previously announced, the Company adopted a plan to sell all of its services business in the western United States. The Company has sold and/or closed certain portions of the western services’ business, and continues its efforts to sell the remaining portions. The results of the Company’s western services segment are reflected as discontinued operations in accordance with generally accepted accounting principles for the three and six month periods ended June 30, 2004 and 2003. Other than the net loss information presented below, all other financial information contained in the text of this press release is from the Company’s continuing operations.

Selling, general and administrative expenses were $7.1 million in the second quarter, compared to $6.8 million in the year earlier period. Loss from continuing operations for the second quarter was $22.8 million or $0.40 per share, compared to $45.4 million or $0.89 per share in the year earlier period. Net loss in the second quarter of 2004 was $23.2 million, or $0.41 per share, compared to a net loss of $67.6 million, or $1.32 per share, in the year earlier period. Excluding $2.0 million of charges relating to asset impairment and the write-off of deferred financing fees and extinguishment of debt, second quarter 2004 loss from continuing operations was $20.8 million or $0.36 per share. Adjusted EBITDA was $19.5 million, compared to $15.9 million in the year earlier period, or a 23.1% increase. Adjusted EBITDA margin was 34.7%.

Net cash interest expense and non-cash interest expense was $11.7 million and $6.8 million, respectively, in the second quarter of 2004, compared to $22.4 million and $0.7 million in the year earlier period.

Cash provided by operating activities for the three months ended June 30, 2004 was $12.6 million, compared to $10.4 million for the three months ended June 30, 2003.

Investing Activities

During the quarter, SBA sold or otherwise disposed of 6 towers, five of which were previously held for sale, ending the quarter with 3,077 towers. Excluding 32 towers that were held for sale, SBA owned, as of June 30, 2004, 3,045 towers in continuing operations. During the quarter the Company returned 14 towers to continuing operations that were previously classified as held for sale. Financial information for all periods presented in this press release reflects the results of such 14 towers included in continuing operations. Capital expenditures for the second quarter were $1.4 million, down from $3.0 million in the year earlier period. Current period capital expenditures were reduced by the return of a $0.3 million deposit associated with a prior new tower build project. In the second quarter, the Company recognized a loss of $0.6 million on the disposition of its western services segment, substantially all of which was non-cash in nature.

Financing Activities and Liquidity

SBA ended the second quarter with $295.0 million outstanding under its $400.0 million senior credit facility, $289.3 million of 9-3/4% senior discount notes, $304.3 million of 10-1/4% senior notes, and net debt of $860.5 million, down from $867.2 million of net debt at March 31, 2004. The Company’s net debt to annualized adjusted EBITDA leverage ratio dropped from 12.6x at March 31, 2004 to 11.0x at June 30, 2004. Debt amounts as of March 31 and June 30, 2004 exclude approximately $4.4 million and $4.2 million, respectively, of deferred gain from the termination of a derivative in 2002. In the second quarter of 2004, SBA repurchased $34.8 million of its 10-1/4% senior notes. The Company paid cash of $33.2 million plus accrued interest and issued 390,000 shares of its Class A common stock. Liquidity at June 30, 2004 was approximately $54.2 million, consisting of $28.2 million of cash and restricted cash, and approximately $26.0 million of additional availability under the senior credit facility.

“We enjoyed strong growth in the second quarter on very solid operating results that were improved in substantially all respects from last quarter and the year-earlier period,” commented Jeffrey A. Stoops, SBA’s President and Chief Executive Officer. “Our customers were very active with their network development activity in the second quarter. Customer activity and backlog in both our site leasing and services segments remain strong, which we believe bodes well for our results for the remainder of the year and into 2005. Cash flows continue to improve, driven by strong organic growth, low capital expenditures and our continued repurchases and retirement of our high-yield indebtedness. Our repurchase and retirements of the high-yield debt has allowed us to continue to reduce the weighted average cost of our debt and our interest expense. Both leasing revenue and tower cash flow growth rates accelerated from the first quarter. Finally, and perhaps most importantly, we reduced our net debt to annualized adjusted EBITDA leverage ratio materially and ahead of plan this quarter, which we believe will create improved value for our shareholders and a stronger company. Moving forward, we intend to continue to focus on growing our adjusted EBITDA and cash flows, and further reducing our leverage ratio.”

Outlook

The Company has provided its Third Quarter 2004 and updated its Full Year 2004 Outlook for anticipated results from continuing operations. The midpoints of the ranges of our Full Year 2004 Outlook have been increased in the areas of site leasing revenue, site leasing gross profit, site development revenue, total revenues, Adjusted EBITDA, cash flow from operating activities and capital expenditures. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

	Quarter ending September 30, 2004		Full year 2004
	(in millions)
Site leasing revenue	$35.0	$36.5	$140.0	$144.0
Site development revenue(1)	18.0	21.0	74.0	82.0
Total revenues(1)	53.0	57.5	214.0	226.0
Site leasing gross profit	25.0	26.0	99.0	102.0
Net cash interest expense	11.0	12.5	47.0	50.0
Non-cash interest expense(2)	7.0	8.0	27.5	28.5
Adjusted EBITDA(1)	19.0	20.5	74.0	80.0
Cash flow from operating activities(3)	(3.0)	1.0	25.0	35.0
Capital expenditures	2.0	3.0	8.0	10.0

(1)	Excludes results from SBA’s services segment in the western U.S., which is treated as discontinued operations.
(2)	Excludes amortization of debt issuance costs.
(3)	Full year includes $15.2 million benefit from first quarter conversion of short-term investment into cash.

Refer to the following exhibits for a reconciliation of Adjusted EBITDA and net debt to the most comparable GAAP measures.

Conference Call Information

SBA Communications Corporation will host a conference call Friday, July 30, 2004 at 10:00 A.M. EDT to discuss the quarterly results. The call may be accessed as follows:

Dial-in number:	888-428-4479
Conference call name:	“SBA Second Quarter Results”
Replay:	July 30, 2004 at 5:00 P.M. to August 13, 2004 at 11:59 P.M.
Number:	800-475-6701
Access Code:	737787
Internet access:	http://www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward looking statements, including statements regarding (i) the effect of customer activity and backlogs in both leasing and service segments during 2004 and 2005; (ii) the Company’s third quarter 2004 and full year 2004 guidance; (iii) the impact of the Company’s reduced leverage on its financial health and the Company’s expectations regarding growth in adjusted EBITDA and cash flows, and additional deleveraging. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the Commission on March 12, 2004. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (2) the Company’s ability to secure as many site leasing tenants as planned at anticipated lease rates, (3) the Company’s ability to expand its site leasing business, (4) the Company’s ability to retain current lessees on towers, (5) the Company’s ability to secure and deliver anticipated services business at contemplated margins, (6) the Company’s ability to increase revenues and maintain or decrease expenses and cash capital expenditures, (7) the Company’s ability to continue to comply with covenants and the terms of its senior credit facility and to access sufficient capital to fund its operations, (8) the business climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular, and (9) the continued dependence on towers and outsourced site development services by the wireless communications industry.

Information on Non-GAAP financial measures is presented below under “Unaudited Consolidated Statements of Operations.” This press release will be available on our website at www.sbasite.com through August 13, 2004.

For additional information about SBA, please contact Pam Kline, Vice- President-Capital Markets, at (561) 995-7670, or visit our website at http://www.sbasite.com.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses - site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 25,000 antenna sites in the United States.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003
Revenues:
Site leasing	$35,454	$31,702	$69,387	$62,747
Site development	20,893	14,275	37,819	30,333
Total revenues	56,347	45,977	107,206	93,080

Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	10,639	10,595	20,852	21,345
Cost of site development	19,208	12,983	35,571	27,230
Total cost of revenues	29,847	23,578	56,423	48,575

Gross profit	26,500	22,399	50,783	44,505

Operating expenses:
Selling, general and administrative	7,096	6,826	14,277	15,214
Restructuring and other charges	58	349	221	1,077
Asset impairment charges	1,543	10,265	1,560	10,717
Depreciation, accretion and amortization	20,559	20,663	41,243	42,337

Total operating expenses	29,256	38,103	57,301	69,345
Operating loss from continuing operations	(2,756)	(15,704)	(6,518)	(24,840)

Other income (expense):
Interest income	54	123	196	253
Interest expense	(11,717)	(22,513)	(25,545)	(39,643)
Non-cash interest expense	(6,756)	(723)	(14,013)	(5,800)
Amortization of debt issuance costs	(873)	(1,272)	(1,711)	(2,427)

Loss from write-off of deferred financing fees and extinguishment of debt	(454)	(4,841)	(22,671)	(4,842)
Other	9	(35)	71	10
Total other expense	(19,737)	(29,261)	(63,673)	(52,449)

Loss from continuing operations before provision for income taxes and cumulative effect of changes in accounting principles	(22,493)	(44,965)	(70,191)	(77,289)

Provision for income taxes	(274)	(435)	(550)	(935)

Loss from continuing operations before cumulative effect of changes in accounting principles	(22,767)	(45,400)	(70,741)	(78,224)

Loss from discontinued operations, net of income taxes	(479)	(22,182)	(427)	(22,568)

Loss before cumulative effect of changes in accounting principles	(23,246)	(67,582)	(71,168)	(100,792)

Cumulative effect of changes in accounting principles	—	—	—	(545)

Net loss	$(23,246)	$(67,582)	$(71,168)	$(101,337)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003
Basic and Diluted Loss Per Common Share Amounts:
Loss from continuing operations before cumulative effect of changes in accounting principles	$(0.40)	$(0.89)	$(1.26)	$(1.53)
Loss from discontinued operations	(0.01)	(0.43)	(0.01)	(0.44)
Cumulative effect of changes in accounting principles	—	—	—	(0.01)
Net loss per common share	$(0.41)	$(1.32)	$(1.27)	$(1.98)
Weighted average number of common shares	56,933	51,133	56,116	51,132
Other Data:
Adjusted EBITDA	$19,529	$15,868
Annualized tower cash flow	$99,260	$84,428

Non-GAAP Financial Measures

This press release includes disclosures regarding Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA margin, which are non-GAAP financial measures. Adjusted EBITDA is defined as loss from continuing operations plus net interest expenses, taxes, depreciation, accretion and amortization, asset impairment charges, non-cash compensation, restructuring and other charges, and other expenses. We have included information regarding Adjusted EBITDA and Adjusted EBITDA margin because we believe these items are indicators of the profitability and performance of our core operations and reflects the changes in our operating results. In addition, Adjusted EBITDA is a component of the calculation used by our lenders to determine compliance with some of our debt instruments, particularly our senior credit facility. Neither Adjusted EBITDA, Adjusted EBITDA, nor Adjusted EBITDA margin are intended to be alternative measures of operating income or gross profit margin as determined in accordance with generally accepted accounting principles. Adjusted EBITDA and Annualized Adjusted EBITDA margin for the three months ended June 30, 2004 and 2003 and March 31, 2004, is calculated below:

	For the three months ended June 30,		For the three months ended March 31, 2004
	2004	2003
	(in thousands)
Loss from continuing operations	$(22,767)	$(45,400)	$(47,974)
Interest income	(54)	(123)	(142)
Interest expense	19,346	24,508	21,923
Depreciation, accretion and amortization	20,559	20,663	20,684
Asset impairment charges	1,543	10,265	17
Provision for income taxes	274	435	276
Write-off of deferred financing fees, loss on extinguishment of debt, and other expenses, net	445	4,876	22,155
Non-cash compensation (included in selling, general and administrative)	126	210	115
Restructuring and other charges	57	349	164
Other expenses (included in selling, general and administrative)	—	85	—
Adjusted EBITDA(1)	$19,529	$15,868	$17,218
Annualized Adjusted EBITDA(2)	$78,116	$63,472
Adjusted EBITDA margin(3)	34.7%	34.5%

(1)	Adjusted EBITDA for the three months ended September 2004 and full year 2004 will be calculated the same way.
(2)	Annualized Adjusted EBITDA for a particular quarterly period is Adjusted EBITDA for the quarter multiplied by four.
(3)	Adjusted EBITDA margin for a particular quarterly period is Adjusted EBITDA divided by Total Revenues for such period.

Our net debt to annualized Adjusted EBITDA leverage ratio as of June 30, 2004 and March 31, 2004 is calculated below:

	June 30, 2004		March 31, 2004
Long-term debt	$889,573		$898,590
Current portion of long-term debt	3,254		2,458
Less:
Deferred gain on termination of derivative	(4,198)		(4,381)
Cash and cash equivalents	(21,828)		(19,164)
Restricted cash	(6,333)		(10,350)
Net debt	$860,468		$867,153
Divided by:
Annualized Adjusted EBITDA	$78,116		$68,872

Leverage ratio	11.0	x	12.6	x

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$21,828	$8,338
Short-term investments	—	15,200
Restricted cash	6,333	10,344
Accounts receivable, net of allowances of $2,006 and $1,400 in 2004 and 2003, respectively	16,827	19,414
Other current assets	19,272	15,236
Assets held for sale	731	1,751
Total current assets	64,991	70,283

Property and equipment, net	816,545	854,857
Deferred financing fees, net	19,332	24,253
Other long-term assets	33,592	33,589
Total assets	$934,460	$982,982

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY

Current liabilities:
Accounts payable and accrued expenses	$29,676	$29,218
Interest payable	13,564	20,319
Long-term debt, current portion	3,254	11,538
Other current liabilities	13,166	14,364
Liabilities held for sale	—	608
Total current liabilities	59,660	76,047

Long-term liabilities:
Long-term debt	889,573	859,220
Deferred revenue	504	511
Other long-term liabilities	3,688	3,327
Total long-term liabilities	893,765	863,058

Shareholders’ (deficit) equity	(18,965)	43,877

Total liabilities and shareholders’ (deficit) equity	$934,460	$982,982

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the six months ended June 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(71,168)	$(101,337)
Depreciation, accretion and amortization	41,243	42,406
Other non-cash items reflected in Statements of Operations	18,248	47,241
Write off of deferred financing fees and loss on extinguishment of debt	22,670	4,842
Changes in operating assets and liabilities	4,038	12,414
Net cash provided by operating activities	15,031	5,566

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,384)	(9,090)
Acquisitions and related earn-outs	(401)	(2,530)
Proceeds from sale of fixed assets	804	142,510
Payment of restricted cash	4,399	(33,168)
Net cash provided by investing activities	1,418	97,722

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee stock purchase/ option plans	96	22
Borrowings under senior credit facility, net of financing fees	314,348	217,413
Repayment of senior credit facility and notes payable	(151,774)	(335,049)
Redemption/repurchase of 12% senior discount notes and 10 1/4% senior notes	(165,629)	(24,775)
Net cash provided used in financing activities	(2,959)	(142,389)
Net increase (decrease) in cash and cash equivalents	13,490	(39,101)
CASH AND CASH EQUIVALENTS:
Beginning of period	8,338	61,141
End of period	$21,828	$22,040

	For the three months ended June 30, 2004	For the six months ended June 30, 2004
	(in thousands)
SELECTED CAPITAL EXPENDITURE DETAIL:

Tower new build construction:
Return of deposit on construction in progress	$(300)	$(300)
Towers completed in period	—	—
Towers completed in prior periods	133	615
Work in process	11	121
	(156)	436
Operating tower expenditures:
Tower upgrades/augmentations	595	978
Maintenance/improvement capital expenditures	702	1,182
	1,297	2,160
General corporate expenditures	249	788
Totals	$1,390	$3,384